EXHIBIT 99.1

FOR IMMEDIATE RELEASE

March 17, 2022

THE EASTERN COMPANY REPORTS FOURTH QUARTER AND FULL-YEAR 2021 RESULTS
FULL-YEAR NET SALES FROM CONTINUING OPERATIONS INCREASE BY 25%
FULL-YEAR NET INCOME FROM CONTINUING OPERATIONS GROW BY 47%

EASTERN ANNOUNCES UPCOMING RETIREMENT OF JOHN SULLIVAN, CFO, AND

HIRING OF PETER O’HARA

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Strong demand across core markets, combined with superb execution by our teams, drove growth in our net sales from continuing operations to $246.5 million in 2021, an increase of 25% compared to net sales from continuing operations in 2020. Customer orders were strong and backlog grew to $82.8 million at the end of 2021 compared to $64.7 million at the end of 2020

•

Gross margin was 23% in 2021, compared to 24% in 2020, as price increases and cost recovery actions largely offset elevated material costs and freight rates. We estimate that unrecovered raw material cost increases in 2021 were approximately $5.5 million before tax, equal to $0.75 per share, after-tax.

•

Earnings per diluted share from continuing operations for 2021 were $2.58, an increase of 47% over 2020, primarily because of higher sales volumes in 2021. Adjusted for one-time events, 2021 earnings per diluted share from continuing operations increased by 17% to $2.44. (See non-GAAP financial measures.)

•

To streamline our portfolio of businesses and build scale in our largest businesses, we divested two businesses, Greenwald Industries and Frazer & Jones, in the fourth quarter of 2021. With these divestitures completed, we are focused on accelerating organic growth, new product innovation, and adding bolt-on acquisitions to strengthen our core businesses.

•

Eastern’s balance sheet remains strong with net leverage of 2.46x as of the end of 2021, down from 3.02x at the end of 2020. We made total debt payments of $17.3 million, of which $11.0 million was an accelerated principal payment partly funded by the proceeds of our recent divestitures.

•

We are pleased to announce that Peter O’Hara will join us as the new CFO of Eastern. Peter brings 30 years of finance experience, most recently at Navistar, Inc. We are grateful to John Sullivan, who will retire on May 15, 2022, for his commitment and contributions to Eastern.

NAUGATUCK, CT – March 17, 2022 - The Eastern Company (“Eastern”) (NASDAQ:EML), an industrial manufacturer of unique engineered solutions serving commercial transportation, logistics, and other industrial markets, today announced the results of operations for the fourth fiscal quarter and full-year ended January 1, 2022.

President and CEO August Vlak commented, “Net sales from continuing operations for 2021 increased 25% compared to 2020, due to rebounding demand across a broad range of our commercial vehicle and industrial markets. In addition, sales of new products, including several new truck mirror program launches, contributed significantly to sales growth at Velvac. Similarly, net sales from Big 3 Precision, our returnable transport packaging business, grew by more than 28% compared to 2020, as our customers stepped up preparations for new product launches that are scheduled to take place in 2022 and 2023.

Our backlog at the end of 2021 reached $82.8 million, an increase of $18.1 million, or 28% over the backlog at the end of 2020. The increase in backlog was primarily the result of increased demand from our commercial vehicle and truck accessories customers and reflects a return to strong demand for our products.

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Mr. Vlak added, “Our teams executed superbly in a tough market environment and while consolidating several facilities. In 2021, we moved our operations in Tilsonburg, Canada and Wheeling, Illinois to Strongsville, Ohio and Reynosa, Mexico. All our businesses experienced transportation bottlenecks and sharp increases in the cost of freight and raw materials, including stainless steel, hot and cold rolled steel, zinc, copper, and more. We were able to partly protect our margins through timely price increases and cost recovery actions. Still, we estimate that in 2021, the impact to gross profit of unrecovered raw material price increases, primarily in hot rolled steel, was approximately $5.5 million, equal to $0.75 per share, after-tax. As a result, our gross margin in 2021 was 23% compared to 24% in 2020, despite a 25% increase in net sales. While the war in Ukraine is once again driving up the cost of some raw materials, we are not yet seeing costs increase to 2021 levels. Moreover, we believe that the actions we took in 2021 will mitigate some of the impact of higher raw material prices. We also moderated late deliveries through active sourcing and supply chain management, and we maintained production levels with creative recruiting and retention practices. In all, I believe our execution in 2021 underscores the quality of the leadership team we have built.

Mr. Vlak continued, “Our balance sheet continues to strengthen. In 2021, we reduced our total debt outstanding by $17.3 million to $71.3 million at the end of 2021. At the end of 2021, our net leverage ratio was 2.46x, and our fixed charge coverage ratio was 2.2x, both of which comfortably comply with our bank covenants of 4.25x and 1.25x, respectively. We grew our raw material and work-in-process inventories to mitigate the impact of slow supply chains as well as to prepare for the anticipated growth of several new class 8 truck mirror programs. We expect to reduce the current level of working capital in the coming quarters and believe that our solid balance sheet, proceeds from divestitures, and ample liquidity will fuel an acceleration in the growth of our three largest businesses.”

Mr. Vlak concluded, “We are excited to add Peter O’Hara to our senior leadership team as CFO. Most recently, Peter was Vice President of Finance at Navistar, Inc. supporting Corporate financial planning and analysis, product development, manufacturing, procurement, and a business transformation. He was previously Treasurer at Estee Lauder and Regional Treasurer at General Motors. Peter started his career at GM’s former Framingham, Massachusetts assembly plant. Peter will replace John Sullivan, who is retiring on May 15 this year. John has had an incredible 46-year career at Eastern, and we are deeply grateful for his leadership and commitment.

Fourth Quarter and Full Year 2021 Financial Results

Net sales for 2021 increased 25% to $246.5 million from $197.6 million in 2020. Sales volume of existing products increased net sales by 15% in 2021 compared to 2020 while price increases and new products increased sales in 2021 by 10%. Net sales in the fourth quarter of 2021 increased 18% to $59.6 million from $50.6 million in the fourth quarter of 2020. Net sales volume of existing products increased net sales by 6%, while price increases and new products contributed 12% in sales growth in the fourth quarter of 2021 when compared to sales in the fourth quarter of 2020.

Gross margin as a percentage of net sales was 23% in 2021 compared to 24% in 2020, primarily due to the combination of higher material and freight costs. Gross margin as a percentage of net sales for the fourth quarter of 2021 was 20% compared to 23% in the fourth quarter of 2020.

Net income for 2021 increased by 47% to $16.2 million, or $2.58 per diluted share, from $11.0 million, or $1.76 per diluted share, in 2020. In 2021, net income was positively impacted by a $1.4 million gain, net of tax, related to the sale of the Eberhard Hardware property in the first quarter. Net income for 2020 was adversely impacted by non-cash goodwill impairment charges of $0.7 million, net of tax, and non-recurring restructuring, factory relocation, and transaction costs of $1.3 million, net of tax. Net income for the fourth quarter of 2021 increased 24% to $3.9 million, or $0.62 per diluted share, from $3.2 million, or $0.50 per diluted share, in the fourth quarter of 2020. In the fourth quarter of 2020, net income was negatively impacted by non-cash goodwill impairment charges of $0.7 million, net of tax, as well as non-recurring restructuring, factory relocation, and transaction costs of $0.9 million net of tax.

Conference Call and Webcast

The Eastern Company will host a conference call to discuss its results for the fourth quarter and full-year 2021 and other matters on March 18, 2022, at 11:00 AM Eastern Time. Participants can access the conference call by phone at 888-506-0062 (toll-free in US & Canada) or 973-528-0011 (international), using access code 607845. Participants can also join via the web at https://www.webcaster4.com/Webcast/Page/1757/44794.

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About The Eastern Company

The Eastern Company manages industrial businesses that design, manufacture and sell unique engineered solutions to markets. Eastern’s businesses operate in industries that offer long-term macroeconomic growth opportunities. The Company operates from locations in the U.S., Canada, Mexico, U.K., Taiwan, and China. More information on the Company can be found at www.easterncompany.com.

Safe Harbor for Forward-Looking Statements

Statements in this document about our future expectations, beliefs, goals, plans, or prospects constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the rules, regulations, and releases of the Securities and Exchange Commission. Any statements that are not statements of historical fact, including statements containing the words “would,” “should,” “may,” “will,” “believes,” “estimates,” “intends,” “continues,” “reflects,” “plans,” “anticipates,” “expects,” “potential,” “opportunities” and similar expressions, should also be considered to be forward-looking statements. Readers should not place undue reliance on these forward-looking statements, which are based upon management’s current beliefs and expectations. These forward-looking statements are subject to risks and uncertainties, and actual results might differ materially from those discussed in, or implied by, the forward-looking statements. The risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements include the scope and duration of the COVID-19 pandemic, including the timing of the distribution of COVID-19 vaccines and rates of vaccination, the extent of resurgences, the emergence of additional variants of COVID-19 and economic effects of the COVID-19 pandemic (and how quickly and to what extent normal economic activity can resume), including supply chain disruptions, delays in delivery of our products to our customers, impact on demand for our products, reductions in production levels, increased costs, including costs of raw materials, the impact on global economic conditions, the availability, terms, and cost of financing, including borrowings under credit arrangements or agreements, and risks associated with employees working remotely or operating with a reduced workforce. Other factors include, but are not limited to: risks associated with doing business overseas, including fluctuations in exchange rates and the inability to repatriate foreign cash, the impact on cost structure and on economic conditions as a result of actual and threatened increases in trade tariffs and the impact of political, economic and social instability; restrictions on operating flexibility imposed by the agreement governing our credit facility; the inability to achieve the savings expected from global sourcing of materials; the impact of higher raw material and component costs, particularly steel, plastics, scrap iron, zinc, copper and electronic components; lower-cost competition; our ability to design, introduce and sell new products and related components; market acceptance of our products;  the inability to attain expected benefits from acquisitions or the inability to effectively integrate such acquisitions and achieve expected synergies; domestic and international economic conditions, including the impact, length and degree of economic downturns on the customers and markets we serve and more specifically conditions in the automotive, construction, aerospace, energy, oil and gas, transportation, electronic, and general industrial markets; costs and liabilities associated with environmental compliance; the impact of climate change or terrorist threats and the possible responses by the U.S. and foreign governments; failure to protect our intellectual property; cyberattacks; materially adverse or unanticipated legal judgments, fines, penalties or settlements.  There are important, additional factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including those set forth in our reports and filings with the Securities and Exchange Commission. We undertake no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except as required by law.

Non-GAAP Financial Measures

The non-GAAP financial measures we provide in this release should be viewed in addition to, and not as an alternative for, results prepared in accordance with U.S. GAAP. A reconciliation of non-GAAP financial measures referenced in this release to the nearest GAAP results is provided with this release.

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To supplement the consolidated financial statements prepared in accordance with U.S. GAAP, we have presented adjusted earnings per share from continuing operations, adjusted EBITDA from continuing operations, and adjusted EBITDA margin, which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net sales, net income, diluted earnings per common share, or other measures prescribed by U.S. GAAP, and there are limitations to using non-GAAP financial measures.

Adjusted earnings per share from continuing operations are defined as diluted earnings per share from continuing operations excluding, when they occur, the impacts of impairment losses, losses on the sale of subsidiaries, transaction expenses, gain on sale of property, factory start-up costs, factory relocation expenses, and restructuring costs. We believe that adjusted earnings per share from continuing operations provides important comparability of underlying operational results, allowing investors and management to access operating performance on a consistent basis.

Adjusted EBITDA from continuing operations is defined as net income from continuing operations before interest expense, provision for income taxes, and depreciation and amortization and excluding, when they occur, the impacts of impairment losses, losses on the sale of subsidiaries, transaction expenses, gain on sale of property, factory start-up costs, factory relocation expenses, and restructuring expenses. Adjusted EBITDA from continuing operations is a tool that can assist management and investors in comparing our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our underlying operations.

Management uses non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business including our business segments, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. These financial measures should not be considered in isolation from, or as a replacement for, GAAP financial measures.

We believe that presenting non-GAAP financial measures in addition to GAAP financial measures provides investors greater transparency to the information used by our management for its financial and operational decision-making. We further believe that providing this information better enables our investors to understand our operating performance and to assess the methodology used by management to evaluate and measure such performance.

Investor Relations Contacts

The Eastern Company

August Vlak or John L. Sullivan III

203-729-2255

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THE EASTERN COMPANY
Consolidated Statements of Income

	Year Ended
	January 1,	January 2,
	2022	2021
Net sales	$246,522,823	$197,614,590
Cost of products sold	(189,756,610)	(149,527,553)
Gross margin	56,766,213	48,087,037

Product development expense	(4,101,399)	(2,749,333)
Selling and administrative expenses	(35,218,028)	(30,193,768)
Goodwill impairment loss	-	(972,823)
Restructuring costs	-	(665,861)
Operating profit	17,446,786	13,505,252

Interest expense	(1,747,723)	(2,058,600)
Other income	3,371,497	1,770,158
Income from continuing operations before income taxes	19,070,560	13,216,810

Income taxes	(2,888,217)	(2,181,891)
Net income from continuing operations	$16,182,343	$11,034,919

Discontinued Operations
Gain (loss) from operations of discontinued units	$2,870,588	$(7,191,198)
Loss on sale of businesses	(11,807,512)	-
Income tax benefit	2,103,752	1,561,801
Net loss on discontinued operations	$(6,833,172)	$(5,629,397)

Net Income	$9,349,171	$5,405,522

Earnings per Share from continuing operations:
Basic	$2.58	$1.77

Diluted	$2.58	$1.76

Loss per Share from discontinued operations:
Basic	$(1.09)	$(0.90)

Diluted	$(1.09)	$(0.90)

Total Earnings per Share:
Basic	$1.49	$0.87

Diluted	$1.49	$0.86

Cash dividends per share:	$0.44	$0.44

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THE EASTERN COMPANY
CONSOLIDATED BALANCE SHEETS

	January 1,	January 2,
	2022	2021
ASSETS
Current Assets
Cash and cash equivalents	$6,168,304	$15,320,776
Accounts receivable, less allowances: 2021 - $515,000;2020 - $487,000	43,151,500	31,804,207
Inventories:
Raw materials and component parts	25,113,487	14,713,452
Work in process	9,636,009	4,465,411
Finished goods	28,112,846	23,942,873
	62,862,342	43,121,736

Current portion of note receivable	1,027,125	398,414
Prepaid expenses and other assets	6,943,691	3,152,721
Current assets held for sale	3,521,899	17,937,918
Total Current Assets	123,674,861	111,735,772

Property, Plant and Equipment
Land	1,292,890	1,298,850
Buildings	16,318,957	17,139,857
Machinery and equipment	39,323,233	38,550,887
Accumulated depreciation	(28,631,329)	(27,965,412)
Property, Plant and Equipment, net	28,303,751	29,024,182

Other Assets
Goodwill	72,211,873	72,219,404
Trademarks	5,409,720	5,404,284
Patents, technology and other intangibles net of accumulated amortization	22,863,497	27,089,071
Long term note receivable, less current portion	2,726,698	1,677,277
Right of Use Assets	11,138,535	12,594,663
Long-term assets held for sale	-	15,783,701
Total Other Assets	114,350,323	134,768,400

TOTAL ASSETS	$266,328,935	$275,528,354

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	January 1,	January 2,
	2022	2021
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$29,633,974	$21,311,618
Accrued compensation	4,375,867	3,474,686
Other accrued expenses	4,808,000	3,362,032
Current portion of lease liability	2,664,895	2,827,392
Current portion of long-term debt	7,500,000	6,437,689
Current liabilities held for sale	580,990	3,252,545
Total Current Liabilities	49,563,726	40,665,962

Deferred income taxes	1,151,759	2,899,074
Other long-term liabilities	668,354	1,144,127
Lease liability	8,639,339	9,806,173
Long-term debt, less current portion	63,813,522	82,255,803
Accrued postretirement benefits	1,284,589	1,185,139
Accrued pension cost	26,605,382	33,188,623
Long-term liabilities held for sale	-	76,995
Total Liabilities	151,726,671	171,221,896

Shareholders’ Equity
Voting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Nonvoting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Common Stock, no par value, Authorized: 50,000,000 shares
Issued: 9,029,852 shares in 2021 and 8,996,625 shares in 2020
Outstanding: 6,265,527 shares in 2021 and 6,246,896 shares in 2020	32,620,008	31,501,041
Treasury Stock: 2,765,325 shares in 2021 and 2,749,729 shares in 2020	(20,907,613)	(20,537,963)
Retained earnings	129,422,625	122,840,131
Accumulated other comprehensive loss:
Foreign currency translation	818,446	953,864
Unrealized (loss) gain on interest rate swap, net of tax	(355,988)	(1,391,592)
Unrecognized net pension and postretirement benefit costs, net of tax	(26,995,214)	(29,059,023)
Accumulated other comprehensive loss	(26,532,756)	(29,496,751)
Total Shareholders’ Equity	114,602,264	104,306,458
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$266,328,935	$275,528,354

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THE EASTERN COMPANY
Consolidated Statements of Cash Flows

	Year Ended
	January 1, 2022	January 2, 2021
Operating Activities
Net income	$9,349,171	$5,405,522
Less: Loss from discontinued operations	(6,833,172)	(5,629,397)
Income from continuing operations	$16,182,343	$11,034,919
Adjustments to reconcile net income to net cash provided
by (used in) operating activities:
Depreciation and amortization	7,241,073	6,815,783
Loss on disposition of subsidiaries	—	(192,466)
Unrecognized pension and postretirement benefits	(4,032,917)	(1,010,684)
Goodwill impairment	—	4,975,372
Gain on sale of equipment and other assets	(2,470,339)	(333,590)
Provision for doubtful accounts	73,097	156,286
Stock compensation expense	1,118,967	849,226
Deferred taxes	(3,010,111)	(2,118,551)
Changes in operating assets and liabilities:
Accounts receivable	(11,282,090)	311,887
Inventories	(19,608,565)	(836,465)
Prepaid expenses and other	(3,527,171)	(473,615)
Other assets	(519,478)	(4,581,818)
Accounts payable	8,834,545	(295,834)
Accrued compensation	947,171	(81,413)
Other accrued expenses	2,296,052	342,794
Net cash (used in) provided by operating activities	(7,757,423)	14,561,831

Investing Activities
Marketable securities	28,951	5,354
Business acquisition, net of cash acquired	—	(7,172,868)
Business disposition	2,325	2,785,657
Issuance of notes receivable	(2,500,000)	(2,172,068)
Payments received from notes receivable	821,868	96,377
Proceeds from sale of businesses	17,030,726	—
Proceeds from sale of building and equipment	1,980,729	445,212
Purchases of property, plant and equipment	(3,719,815)	(2,335,308)
Net cash provided by (used in) investing activities	13,644,784	(8,347,644)

Financing Activities
Principal payments on long-term debt	(17,274,410)	(10,049,577)
Financing leases, net	126,797	(10,500)
Purchase common stock for treasury	(369,651)	(368,864)
Dividends paid	(2,755,686)	(2,754,650)
Net cash used in financing activities	(20,272,950)	(13,183,591)

Discontinued Operations
Cash provided by operating activities	5,733,884	6,126,931
Cash used in investing activities	(1,022,256)	(1,407,932)
Cash provided by discontinued operations	4,711,628	4,718,999

Effect of exchange rate changes on cash	174,756	355,535
Net change in cash and cash equivalents	(9,499,205)	(1,894,870)

Cash and cash equivalents at beginning of period	16,101,635	17,996,505
Cash and cash equivalents at end of period ¹	$6,602,430	$16,101,635

Supplemental disclosure of cash flow information:
Interest	$2,271,818	$2,754,980
Income taxes	2,318,018	3,755,475

Non-cash investing and financing activities
Right of use asset	(1,456,128)	425,552
Lease liability	1,329,331	(464,454)

¹ includes cash from assets held for sale of $0.4 million as of January 1, 2022 and $0.8 million as of January 2, 2021

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Reconciliation of Non-GAAP Measures
Adjusted Net Income and EPS from Continuing Operations Calculation
For the Three and Twelve Months ended January 1, 2022 and January 2, 2021
($000's)

	Three Months Ended				Twelve Months Ended
	January 1, 2022		January 2, 2021		January 1, 2022		January 2, 2021

Net income from continuing operations as reported per generally accepted accounting principles (GAAP)	$3,913		$3,156		$16,182		$11,035

Earnings per share from continuing operations as reported under generally accepted accounting principles (GAAP):
Basic	$0.62		$0.51		$2.58		$1.77
Diluted	$0.62		$0.50		$2.58		$1.76

Adjustments:
Goodwill impairment loss, net of tax			715	A			715	A
Gain on sale of Eberhard Hardware property, net of tax					(1,353	)B
Factory relocation, net of tax			300	C	105	F	475	C
Factory start-up costs, net of tax	161	G			348	G
Restructuring costs, net of tax			489	D			489	D
Transaction expenses			96	E			300	E
Total adjustments (Non-GAAP)	$161		$1,600		$(900)		$1,979

Adjusted net income from continuing operations	$4,074		$4,756		$15,282		$13,014

Adjusted earnings per share from continuing operations (Non-GAAP):
Basic	$0.65		$0.76		$2.44		$2.09
Diluted	$0.65		$0.76		$2.44		$2.08

A) Goodwill impairment
B) Gain on sale of Eberhard Hardware Ltd property
C) Cost incurred on relocation of Velvac factory in Reynosa, MX
D) Costs incurred on announced reorganization of Eberhard Hardware
E) Cost incurred in the acquisition of Hallink RSB, Inc.
F) Costs incurred on relocation of ILC facility in Wheeling, IL
G) Costs incurred on start-up of Eberhard factory in Reynosa, MX

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Reconciliation of Non-GAAP Measures
Adjusted EBITDA from Continuing Operations Calculation
For the Three and Twelve Months ended January 1, 2022 and January 2, 2021
($000's)

	Three Months Ended				Twelve Months Ended
	January 1, 2022		January 2, 2021		January 1, 2022		January 2, 2021

Net income from continuing operations as reported per generally accepted accounting principles (GAAP)	$3,913		$3,156		$16,182		$11,035

Interest expense	359		498		1,748		2,059
Provision for income taxes	(802)		(295)		2,771		2,182
Depreciation and amortization	2,052		1,849		7,241		6,816
Goodwill impairment loss			973	A			973	A
Gain on sale of Eberhard Hardware property					(1,841	)B
Factory relocation			428	C	139	F	679	C
Factory start-up costs	215	G			465	G
Restructuring costs			666	D			666	D
Transaction expenses			96	E			300	E
Adjusted EBITDA from continuing operations	$5,737		$7,371		$26,705		$24,710

A) Goodwill impairment
B) Gain on sale of Eberhard Hardware property
C) Cost incurred on relocation of Velvac factory in Reynosa, MX
D) Costs incurred on announced reorganization of Eberhard Hardware
E) Cost incurred in the acquisition of Hallink RSB, Inc.
F) Costs incurred on relocation of ILC facility in Wheeling, IL
G) Costs incurred on start-up of Eberhard factory in Reynosa, MX

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